EXHIBIT 99.1

FOR IMMEDIATE RELEASE

April 25, 2013

Contact:	Laura Ulbrandt (212) 460-1900

LEUCADIA NATIONAL CORPORATION ANNOUNCES
QUARTERLY CASH DIVIDEND

New York, New York – April 25, 2013 - Leucadia National Corporation (NYSE: LUK) announced today that its Board of Directors has declared a quarterly cash dividend equal to $0.0625 per Leucadia common share payable on June 28, 2013 to record holders of Leucadia common shares on June 17, 2013.